     As filed with the Securities and Exchange Commission on April 2, 1997

                                                       Registration No. ________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                                THE JPM COMPANY
                                ---------------
             (Exact name of registrant as specified in its charter)

        Pennsylvania                                        23-1702908
-------------------------------              ---------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

         Route 15 North
     Lewisburg, Pennsylvania                                  17837
----------------------------------------                   ----------
(Address of Principal Executive Offices)                   (Zip Code)

                                ---------------

                                THE JPM COMPANY
                            1995 STOCK OPTION PLAN
                            ------------------------
                             (Full title of plan)

                                ---------------

John H. Mathias, Chairman of the Board
  and Chief Executive Officer                           Copy to:
         The JPM Company
          Route 15 North                       Shaun R. Eisenhauer, Esquire
  Lewisburg, Pennsylvania 17837                 Duane, Morris & Heckscher
---------------------------------------                P.O. Box 1003
(Name and address of agent for service)           305 North Front Street
                                             Harrisburg, Pennsylvania 17108-1003
           (717) 524-8200
  ------------------------------
(Telephone number, including area
 code, of agent for service)

                                ---------------


                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                             Proposed                Proposed
Title of securities    Amount to be      maximum offering        maximum aggregate        Amount of
 to be registered      registered(1)     price per share(2)      offering price(2)     registration fee
-------------------------------------------------------------------------------------------------------
Common Stock,           525,000 shares         $16.38                  $8,599,500            $2,605.91
par value $.000067
======================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the 1995 Stock Option Plan. 475,000 shares of Common Stock were originally registered on Form S-8 for issuance under the 1995 Stock Option Plan (Registration Number 33-19769) on January 14, 1997.

(2) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock of the Company on The Nasdaq Stock Market's National Market on March 31, 1997.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following material is incorporated herein by reference:

         (a) The contents of the Securities and Exchange Commission ("Commission") Form S-8 (Registration Number 33-19769) filed by The JPM Company (the "Company") on January 14, 1997, including all documents incorporated therein by reference and all exhibits thereto.

         (b) The Quarterly Report on Form 10-Q of the Company for the period ended December 31, 1996 filed by the Company with the Commission on February 5, 1997.

         All reports or other documents filed pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of the Registration Statement, in each case filed by the Company prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

(4) The JPM Company 1995 Stock Option Plan. (Previously filed as an Exhibit to the Commission Form S-8 (Registration Number 33-19769) on January 14, 1997.)

(5)           Opinion of Duane, Morris & Heckscher.

(23)(A) Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5).

(23)(B)       Consent of Price Waterhouse LLP.

(24)          Power of Attorney (included on signature page II-2).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lewisburg, Pennsylvania on April 1, 1997 .



                                 THE JPM COMPANY

                                 By: /s/ John H. Mathias
                                    -------------------------------------------
                                    John H. Mathias, Chairman of the Board,
                                    Director and Chief Executive Officer
                                    (principal executive officer)


      Know all men by these presents, that each person whose signature appears below constitutes and appoints John H. Mathias and William D. Baker, and each of them, as such person's trust and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.


       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

    Signatures                    Title                             Date
    ----------                    -----                             ----
/s/ John H. Mathias        Chairman, Chief Executive Officer     April 1, 1997
-------------------        and Director (principal executive
    John H. Mathias        officer

/s/ James P. Mathias       President and Director                April 1, 1997
--------------------
    James P. Mathias

/s/ William D. Baker       Chief Financial Officer and           April 1, 1997
--------------------       Treasurer (principal financial
    William D. Baker       and accounting officer)

/s/ Janet B. Mathias       Secretary and Director                April 1, 1997
--------------------
    Janet B. Mathias

/s/ Steven M. Brody        Director                              April 1, 1997
-------------------
    Steven M. Brody

/s/ Bruce M. Eckert        Director                              April 1, 1997
-------------------
    Bruce M. Eckert

/s/ Wayne A. Bromfield     Director                              April 1, 1997
----------------------
    Wayne A. Bromfield

                                 EXHIBIT INDEX

                   (Pursuant to Item 601 of Regulation S-K)

Exhibit No.                       Exhibit                                          Page

(4) The JPM Company 1995 Stock Option Plan. (Previously filed as an Exhibit to Commission Form S-8 (Registration Number
                     33-19769) on January 14, 1997.)

(5)                  Opinion of Duane, Morris & Heckscher.

(23)(A) Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5).

(23)(B)              Consent of Price Waterhouse LLP.

(24)                 Power of Attorney (included on signature page II-2).
